Exhibit 10.4

                                 EXHIBIT 3.2(a)

                    ASSIGNMENT OF MERCHANT & OTHER CONTRACTS
                   AND ACKNOWLEDGMENT BY ASSIGNOR AND ASSIGNEE

     THIS ASSIGNMENT OF MERCHANT & OTHER CONTRACTS AND ACKNOWLEDGMENT BY ASSIGNOR AND ASSIGNEE ("Assignment Agreement"), made and entered into as of the _____ day of _______________, 2004, among Progressive Ventures, Inc., a Texas corporation, with offices at 3235 Satellite Blvd. Bldg 400, Suite 300, Duluth, GA 30096, ("Assignor") and Global Axcess Corporation, a Nevada corporation, with offices at 224 Ponte Vedra Park Dr., Ponte Vedra Beach, FL 32082 ("Assignee") with an Effective Date of February 1, 2004("Effective Date").

                              W I T N E S S E T H :

     WHEREAS, Assignor, entered into those certain Merchant Agreements, Investor Agreements, Coredata Agreement, Contractor Agreements and an Advertising Agreement(the "Contracts"), attached hereto in Exhibit A is a list of each contract and date of contract and by this reference made a part hereof; and

     WHEREAS, Assignor, in accordance with the Asset Purchase Agreement dated January 21, 2004 between Global Axcess Corporation, a Nevada corporation, and Progressive Ventures, Inc., a Texas corporation (the "Asset Purchase Agreement"), is agreeing to assign all rights and obligations under the Contracts to Assignee; and

     WHEREAS, Assignee desires to assume all of the rights, covenants and obligations of Assignor under the Contracts; and

     WHEREAS, the parties hereto desire to evidence and confirm the assignment of the Contracts by Assignor to Assignee and the assumption by Assignee of all the covenants and obligations of Assignor under the Contracts as if Assignee were to provide the original Services there under;

     NOW THEREFORE, for and in consideration of the rights and terms of the Contracts, and for other good and valuable consideration as noted in the Asset Purchase Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Defined Terms. In the event of any inconsistency between the provisions, terms, conditions and agreements in the Contracts or in this Assignment Agreement, the provisions, terms, conditions and agreements of this Assignment Agreement shall control. Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Contracts.

     "Assignor" shall include Progressive Ventures, Inc. dba/Progressive ATM, its officers, directors, managers, employees, agents and any of its subsidiaries or subdivisions when and if created.

     "Assignee" shall include Global Axcess Corp., and any of its subsidiaries or subdivisions when and if created.

     "Customers" shall include the current or future Assignor and/or Assignee customers in the market of purchasing or using the services of an ATM, or ATM related device, such that an ATM makes cash available for a convenience or surcharge fee and the transaction is processed for an interchange fee.

     "ATM Placement" whereby an automated teller machine(ATM) or related device like a script machine is used to dispense, or make available to a customer, cash for a surcharge or convenience fee and/or interchange fee and shall mean any activity providing, selling or renting automated teller machines or script machines to merchants, businesses, investors or anyone which is a competitive activity to Assignee.

     "Transaction Processing" is a financial transaction transfer of data, from a customer initiated transaction through a network involving monetary amounts for purposes of paying for products or services or providing cash to the customer initiating the transaction and include any financial transaction related service of either buying or selling or providing the activity of processing transactions for merchants, businesses, investors or anyone which is a competitive activity to Assignee.

     2. Assignment and Assumption. As of the Effective Date Assignor hereby transfers, conveys and assigns unto Assignee all of Assignor's rights, title and interest in and to the Contracts. As of the Effective Date, Assignee accepts such assignment and assumes all of Assignor's duties, covenants and obligations under the Contracts (other than liabilities and expenses relating to Seller's breach of default thereunder prior to February 1, 2004), to the same extent and with the same force and effect as if Assignee had executed the Contracts and had been the original provider of Services thereunder. The Assignor hereby assigns, conveys and transfers as of the effective date parties herby ratify the acts set forth herein. Assignee shall have the right to assign this Assignment Agreement to its subsidiaries, and all covenants and agreements hereunder shall be inure to the benefit of and be enforceable by said subsidiaries.

     3. Exclusivity under the Contracts and Assignment Agreement. Assignor grants to Assignee, as of the Effective Date, the exclusive right to perform the services set forth in the Contracts, including without limitation, to process all transactions for all Assignor's Customers, in form and substance as follows:
Assignee will have the exclusive marketing rights to Assignor's Customers for purposes of ATM Placement or Transaction Processing of financial services to include: ATM/Debit/VISA/Mastercard, for as long as Customers are under verbal or written Merchant Contracts for products or services.

     Assignor also grants to Assignee, as of the Effective Date, the exclusive right to perform the services set forth in the Contracts, including without limitation, to process all transactions for all and any of Assignor's future Customers, in form and substance as follows: Assignee will have the exclusive marketing rights to Assignor's future Customers for purposes of ATM Placement or Transaction Processing of financial services to include:
ATM/Debit/VISA/Mastercard, for as long as Customers are under verbal or written Merchant Contracts for products or services.

     4. Non-Compete. Assignor agrees not to compete in any way, form or substance with Assignee for any of the services noted in the Contracts, nor provide any financial services or transaction processing to Customers or Future Customers of Assignee. Description of non-compete provisions are detailed in the Non-Compete Agreement dated as of the date hereof.

     Further assurances both parties hereby agree to execute additional documents that may be reasonably requested by the other parties to effectuate provisions of this agreements

     5. Ratification of Contracts. Assignee hereby ratifies and confirms all of the terms and provisions of the Contracts and agrees that the Contracts remain in full force and effect without modification, and represents and warrants that, as of the Effective Date, the Contracts are subject to no offsets, liens, claims, counterclaims or defenses of any nature whatsoever.

     6. Modifications. This Assignment Agreement may not be changed, modified, discharged or terminated orally or in any manner other than by a writing signed by Assignor and Assignee or their respective successors and permitted assigns.

     7. Miscellaneous. The use of headings herein is solely for the convenience of indexing the various paragraphs hereof and shall in no event be considered in construing or interpreting any provision of the Assignment Agreement. The submission of the Contracts for examination does not constitute an offer or option and the Assignment Agreement shall be effective only upon execution hereof by all parties hereto. Time is of the essence of this Assignment Agreement. If any clause or provision of this Assignment Agreement is illegal, invalid or unenforceable under present or future laws, the remainder of this Assignment Agreement shall not be affected thereby, and in lieu of each clause or provision of this Assignment Agreement which is illegal, invalid or unenforceable, there shall be added as a part of this Assignment Agreement a clause or provision as nearly identical to the said clause or provision as may be legal, valid and enforceable. This Assignment Agreement and the Asset Purchase Agreement contains the entire Assignment Agreement of the parties with respect to the subject matter hereof and no representations, inducements, promises or Assignment Agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. This Assignment Agreement is not in recordable form, and Assignor and Assignee agree not to record or cause to be recorded this Assignment Agreement or any short form or memorandum thereof. The laws of the State of Florida shall govern the validity, performance and enforcement of this Assignment Agreement. Each of the persons executing this Assignment Agreement on behalf of Assignee does hereby personally represent and warrant that such Assignee, if a corporation, is a duly qualified corporation and is fully authorized and qualified to do business in the State of Florida, that the corporation has full right and authority to enter into this Assignment Agreement, and that each person signing on behalf of the corporation is authorized to sign on behalf of Assignee.

                      [Signatures continued on next page.]

     IN WITNESS WHEREOF, the parties hereto have executed and sealed this Assignment Agreement as of the date first above written.



                                                              "ASSIGNOR":

Signed, sealed and delivered                         PROGRESSIVE VENTURES, INC.
this _____ day of ______________,
2004, in the presence of:                            By:_______________________
                                                                  Name:________
                                                                  Title:_______

Witness_______________                                            Attest:______
                                                                  Title:_______

                                                              [CORPORATE SEAL]


                                                              "ASSIGNEE":

Signed, sealed and delivered                         GLOBAL AXCESS CORPORATION
this _____ day of ______________,
2004, in the presence of:                            By:
                                                                  Name:_________
                                                                  Title:________

Witness                                                           Attest:_______
                                                                  Title:________

                                                              [CORPORATE SEAL]